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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): FEBRUARY 11, 1998



                         BOLDER TECHNOLOGIES CORPORATION
             (Exact name of registrant as specified in its charter)



                                    DELAWARE
                 (State or other jurisdiction of incorporation)



0-28060                                                              84-1166231
(Commission File No.)                         (IRS Employer Identification No.)



                            4403 TABLE MOUNTAIN DRIVE
                             GOLDEN, COLORADO 80403
              (Address of principal executive offices and zip code)



       Registrant's telephone number, including area code: (303) 215-7200




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ITEM 5.  OTHER EVENTS.

BOLDER Technologies Corporation ("BOLDER" or the "Company") is filing this Report on Form 8-K to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

On February 11, 1998, BOLDER issued a press release concerning the status of the Company's high-volume production line. The press release read in full as follows:

                    "BOLDER TECHNOLOGIES ANNOUNCES STATUS OF
                         NEW HIGH-VOLUME PRODUCTION LINE

         GOLDEN, Colorado (February 11, 1998) -- BOLDER Technologies Corporation (Nasdaq: BOLD), a developer and manufacturer of advanced, high-power rechargeable batteries based on its patented Thin Metal Film (TMF(TM)) technology, today announced that the qualification of its first high-volume production line is proceeding more slowly than originally anticipated due to the late delivery and installation of equipment and the time involved in initial debugging of the line.

         Daniel S. Lankford, Chairman and Chief Executive Officer of BOLDER, commented, `While our progress has been slower than anticipated, we have now completed the equipment installation, completed certain key modifications, and demonstrated the fundamental mechanical functionality of the entire production line. To continue the mechanical fine-tuning of the line, we are currently running several hundred cells through the line each day. Additionally, over the last several weeks, we have seen some encouraging acceleration in the qualification and debug process. As with any new process implementation, we should expect to encounter other issues as we continue to test and validate the production line; however, none of the issues encountered thus far appear to present major barriers to a full ramp-up to commercial-level production.'

         Mr. Lankford continued, `We are also in the process of making certain modifications and adjustments to improve the yield and robustness of the line. We expect that the knowledge gained during this extended debug and ramp-up phase will allow us to increase capacity more efficiently in the future. While we are encouraged by our progress, it is clear that additional modifications will be required to fully realize the designed production capacity of this line. Once the production process is stabilized, we will begin the standard technical validation of the units as planned, which will also ensure the quality of the cell units we ship to customers. Based on these developments, initial ramp-up to full production capacity is occurring much more slowly than originally planned,' continued Mr. Lankford.

         `Market interest in our technology remains very strong for several product applications in various industries, and we continue to be very optimistic about the long-term prospects for BOLDER. We are continuing to use our pilot production line to produce and ship sample cells to our customers. At this stage, we see nothing that would cause us to question our basic, long-term business model,' concluded Mr. Lankford.




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         Headquartered in Golden, Colorado, BOLDER Technologies is an energy technology company that is developing and commercializing advanced, high-power, rechargeable battery systems based on its patented TMF technology. The Company's TMF technology uses proven lead-acid electrochemistry in a proprietary configuration that has higher power density than any commercially available rechargeable battery. BOLDER Technologies believes that the high power and other performance characteristics of the TMF technology offer a number of advantages over existing batteries for a wide range of current and future applications.

         Except for the historical information contained herein, this news release may contain forward-looking statements that involve risks and uncertainties, including manufacturing risks associated with implementing new process technology, testing and validating the new production line, achieving commercial-scale manufacturing levels, achieving consistent yields and quality levels, uncertainty of market acceptance, as well as other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the company's January 28, 1998 prospectus, the report on Form 10-QSB for the quarter ended September 30, 1997; the reports on Form 8-K filed on January 3, February 5, March 17, and May 9, 1997; and the Form 10-KSB filed March 28, 1997. These risks, particularly those associated with the company's implementation of its new manufacturing line and processes, (i) have materially and adversely affected, and may in the future materially and adversely affect, the company's results and (ii) have caused and may in the future cause such results to differ materially from those expressed in any forward-looking statements made by BOLDER."

BOLDER wishes to caution readers that the risks, particularly those associated with the Company's implementation of its new manufacturing line and processes, detailed from time to time in the Company's other reports filed with the Securities and Exchange Commission, including the Company's January 28, 1998 prospectus; the report on Form 10-QSB for the quarter ended September 30, 1997; the reports on Form 8-K filed on January 3, February 5, March 17 and May 9, 1997; and the Form 10-KSB filed March 28, 1997, among others, in some cases have affected, and in others could cause the Company's results to differ materially from those expressed in any forward-looking statements made by BOLDER, and could otherwise affect the Company's business, results of operations and financial condition.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  February 12, 1998     BOLDER TECHNOLOGIES CORPORATION



                              By:  /s/ Joseph F. Fojtasek
                                   -------------------------------------------
                                   Joseph F. Fojtasek
                                   Vice President and Chief Financial Officer
                                   (Principal Financial and Accounting Officer)






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